Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59686, 333-64638 and 333-89292 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 20-F of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. for the year ended December 31, 2005.

June 28, 2006

/s/ Philip Maeyaert

DELOITTE REVISEURS D’ENTREPRISES

SC sfd SCRL

Represented by Philip Maeyaert